Exhibit 99.1

Hall of Fame Resort & Entertainment Company Announces First Quarter 2021 Results

Correcting and Replacing: Changes to Statements of Cash Flows to align with Form 10-Q following reclassification of certain line items

CANTON, Ohio – May 14, 2021 – Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW), the only resort, entertainment and media company centered around the power of professional football, announced its first quarter fiscal 2021 results for the period ended March 31, 2021.

“We are pleased with all of the progress made during the first quarter. The team continues to execute at a high level, moving the ball down the field,” shared President and CEO Michael Crawford. “We announced several new media partnerships to create two documentaries: “INSPIRE: Heroes of Change”, in partnership with Tupelo Honey and “The Perfect Ten”, the story of the 10 athletes who are the only players to win both the Heisman trophy and be enshrined into the Pro Football Hall of Fame (also known as “H2H”) in partnership with Elite Team Holdings, LLC. Also, this quarter, the Company partnered with leading marketing and PR agency Dolphin Entertainment to enter into the exciting world of non-fungible tokens (“NFTs”). Our first NFTs will showcase several of the amazing H2H Legends in a way that we believe has not been developed to date. These NFTs demonstrate our ability to provide a new medium of engagement with football fans through our direct access to one-of-a-kind content.” Crawford continued, “We were also able to move forward on the construction front within Hall of Fame Village powered by Johnson Controls. We have developed the east endzone of Tom Benson Hall of Fame Stadium which will now house a state of the art “fan-zone”, providing tremendous engagement and entertainment opportunities, complete with a jumbotron scoreboard as well as have made remarkable progress within the Constellation Center of Excellence. Lastly, we were excited to launch the Hall of Fantasy League (“HOFL”), our “first of its kind” fantasy football league. The HOFL allows fans to participate in new and unique ways within the world of fantasy football. Over the last quarter we made “staking” available through our relationship with StakeKings as well as the opportunity to purchase team logo merchandise online. We look forward to the first HOFL season which will run parallel to that of the NFL.”

Key Financial Highlights

●	First quarter revenue was $1.9 million, which is comparable to the prior year, as hotel revenue mostly offset lower rent and events revenues.

●	First quarter net loss of $126.1 million. This was primarily due to $116.4 million expense related to a change in fair value of warrant liability, a result of the April 12, 2021 Securities and Exchange Commission staff statement affecting the accounting treatment for certain warrants.

●	First quarter adjusted EBITDA was a loss of $5.1 million, which is comparable to the prior year. See page 6 for reconciliation of net loss attributable to Hall of Fame Resort & Entertainment Company stockholders to adjusted EBITDA.

●	The Company had a cash balance, including restricted cash, of $68.6 million as of March 31, 2021, compared to $40.1 million as of December 31, 2020. The increased cash balance was driven by proceeds from an equity raise and exercise of warrants in the first quarter.

First Quarter Business Highlights

●	Formed a media partnership with Tupelo Honey, one of the nation’s largest independent production companies, to work on producing INSPIRED: Heroes of Change, an unscripted series featuring professional football figures who are using their platforms to improve their communities.

●	Announced the development of the H2H documentary with Elite Team Holdings, LLC that will be produced in partnership with NFL Films. The documentary will highlight the careers of the ten men that have won the Heisman Trophy and also have been enshrined into the Pro Football Hall of Fame.

●	Announced that the Highway 77 Music Festival will take place at the Hall of Fame Village powered by Johnson Controls, on Sunday, September 12, 2021.

●	Signed a multi-year partnership with the Women’s Football Alliance to host its four division championships at the Tom Benson Hall of Fame Stadium beginning this year.

●	Closed on the sale of 14.1 million shares of common stock in an underwritten public offering, which includes the full exercise of the underwriters’ over-allotment option, for gross proceeds of approximately $34.5 million.

●	Signed a partnership with Dolphin Entertainment to create NFTs with the first tokens connected to the H2H platform.

●	Launched HOFL with the unveiling of 10 cities, team names and logos.

●	Launched “staking” of the 10 HOFL teams as well as the ability to purchase team logo merchandise online.

Subsequent To Quarter End Highlights

●	Announced multi-year partnership deal with American Standard and extended an agreement with PepsiCo Beverages North America.

●	Announced the launch of the first NFTs for the H2H Legend Series on May 17th, beginning with Heisman Trophy winner and Pro Football Hall of Fame enshrinee Tim Brown.

Conference Call

The Company will host a conference call and webcast Monday, May 17, 2021, beginning at 8:30 a.m. ET, to provide commentary on the business. Speaking on the call will be Michael Crawford, President and Chief Executive Officer, and Jason Krom, Chief Financial Officer.

Investors and all other interested parties can access the live webcast and replay at the Company’s website: ir.hofreco.com.

About Hall of Fame Resort & Entertainment Company

Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village powered by Johnson Controls, a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame’s campus. Additional information on the Company can be found at www.HOFREco.com.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “opportunity,” “future,” “will,” “goal,” and “look forward” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of the business combination; costs related to the business combination; the inability to obtain or maintain the listing of the Company’s shares on Nasdaq; the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections; potential litigation involving the Company; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and the Company’s liquidity, operations and personnel, as well as those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media/Investor Contacts:

Media Inquiries: public.relations@hofreco.com

Investor Inquiries: investor.relations@hofreco.com

HALL OF FAME RESORT & ENTERTAINMENT COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended March 31,
	2021	2020
Revenues
Sponsorships, net of activation costs	$1,475,436	$1,660,928
Rents and cost recoveries	41,883	274,780
Event revenues	1,662	27,833
Hotel revenues	396,338	-
Total revenues	$1,915,319	$1,963,541

Operating expenses
Property operating expenses	6,008,999	6,683,986
Hotel operating expenses	766,165	-
Commission expense	166,667	450,854
Depreciation expense	2,920,937	2,722,120
Total operating expenses	$9,862,768	$9,856,960

Loss from operations	(7,947,449)	(7,893,419)

Other expense
Interest expense	(955,308)	(2,010,010)
Amortization of discount on note payable	(1,234,114)	(3,234,413)
Change in fair value of warrant liability	(116,351,000)	-
Gain on forgiveness of debt	390,400	-
Total other expense	$(118,150,022)	$(5,244,423)

Net loss	$(126,097,471)	$(13,137,842)

Non-controlling interest	(49,711)	-

Net loss attributable to HOFRE stockholders	$(126,147,182)	$(13,137,842)

Net loss per share - basic and diluted	$(1.67)	$(2.42)

Weighted average shares outstanding, basic and diluted	75,350,163	5,436,000

HALL OF FAME RESORT & ENTERTAINMENT COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of:
	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Cash	$50,320,435	$7,145,661
Restricted cash	18,228,113	32,907,800
Accounts receivable, net	956,778	1,545,089
Prepaid expenses and other assets	11,874,628	6,920,851
Property and equipment, net	153,447,521	154,355,763
Project development costs	116,017,357	107,969,139
Total assets	$350,844,832	$310,844,303

Liabilities and stockholders’ equity
Liabilities
Notes payable, net	$102,431,787	$98,899,367
Accounts payable and accrued expenses	11,387,699	20,538,190
Due to affiliate	1,922,868	1,723,556
Warrant liability	84,298,000	19,112,000
Other liabilities	5,114,112	5,489,469
Total liabilities	205,154,466	145,762,582

Commitments and contingencies (Note 7 and 8)

Stockholders’ equity
Undesignated preferred stock, $0.0001 par value; 4,947,200 shares authorized; no shares issued or outstanding at March 31, 2021 and December 31, 2020	-	-
Common stock, $0.0001 par value; 300,000,000 shares authorized; 94,178,308 and 64,091,266 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	9,419	6,410
Additional paid-in capital	278,815,795	172,112,688
Accumulated deficit	(132,988,053)	(6,840,871)
Total equity attributable to HOFRE	145,837,161	165,278,227
Non-controlling interest	(146,795)	(196,506)
Total equity	145,690,366	165,081,721
Total liabilities and stockholders’ equity	$350,844,832	$310,844,303

HALL OF FAME RESORT & ENTERTAINMENT COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For the Three Months Ended March 31,
	2021	2020
Cash Flows From Operating Activities
Net loss	$(126,097,471)	$(13,137,842)
Adjustments to reconcile net loss to cash flows used in operating activities
Depreciation expense	2,920,937	2,722,120
Amortization of note discounts	1,234,114	3,234,413
Prepaid rent	-	(1,463,093)
Interest paid in kind	380,860	552,903
Gain on forgiveness of debt	(390,400)	-
Change in fair value of warrant liability	116,351,000	-
Stock-based compensation expense	1,386,543	-
Changes in operating assets and liabilities:
Accounts receivable	588,311	239,783
Prepaid expenses and other assets	(1,503,762)	(4,670)
Accounts payable and accrued expenses	(2,554,866)	(275,749)
Due to affiliates	199,312	2,294,821
Other liabilities	(375,357)	1,367,740
Net cash used in operating activities	(7,860,799)	(4,469,574)

Cash Flows From Investing Activities
Additions to project development costs and property equipment	(16,656,538)	(7,164,875)
Net cash used in investing activities	(16,656,538)	(7,164,875)

Cash Flows From Financing Activities
Proceeds from notes payable	5,100,000	19,109,624
Repayments of notes payable	(2,777,154)	(1,825,630)
Payment of financing costs	(15,000)	(134,243)
Proceeds from equity raises	31,746,996	-
Proceeds from exercise of warrants	18,957,562	-
Net cash provided by financing activities	53,012,404	17,149,751

Net increase in cash and restricted cash	28,495,087	5,515,302

Cash and restricted cash, beginning of year	40,053,461	8,614,592

Cash and restricted cash, end of year	$68,548,548	$14,129,894

Cash	$50,320,435	$911,015
Restricted Cash	18,228,113	13,218,879
Total cash and restricted cash	$68,548,548	$14,129,894

Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principals generally accepted in the United States (“GAAP”) and corresponding metrics as non-GAAP financial measures. The presentation includes references to the following non-GAAP financial measures: EBITDA and adjusted EBITDA. These are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting these non-GAAP financial measures is useful to investors as these measures are representative of the company’s performance and provide improve comparability of results. See the table below for the definitions of the non-GAAP financial measures referred to above and corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures. Non-GAAP financial measures should be viewed as additions to, and not as alternatives for HOFV’s results prepared in accordance with GAAP. In additional, the non-GAAP measures HOFV uses may differ from non-GAAP measures used by other companies, and other companies may not define the non-GAAP measures the company uses in the same way.

	For the Three Months Ended March 31,
	2021	2020
Adjusted EBITDA Reconcilliation
Net loss attributable to HOFRE stockholders	$(126,147,182)	$(13,137,842)
(Benefit from) provision for income taxes	-	-
Interest expense	955,308	2,010,010
Depreciation expense	2,920,937	2,722,120
Amortization of note discounts	1,234,114	3,234,413
EBITDA	(121,036,823)	(5,171,299)

Gain on forgiveness of debt	(390,400)	-
Change in fair value of warrant liability	116,351,000	-
Adjusted EBITDA	$(5,076,223)	$(5,171,299)